Exhibit 5.1

12636 High Bluff Drive, Suite 400
San Diego, California 92130-2071
Tel: (858) 523-5400 Fax: (858) 523-5450
www.lw.com

FIRM / AFFILIATE OFFICES
	Brussels	New York
	Chicago	Northern Virginia
	Frankfurt	Orange County
	Hamburg	Paris
June 26, 2006	Hong Kong	San Diego
	London	San Francisco
	Los Angeles	Shanghai
	Milan	Silicon Valley
Nextera Enterprises, Inc.	Moscow	Singapore
10 High Street	Munich	Tokyo
Boston, Massachusetts 02110	New Jersey	Washington, D.C.

File No. 026107-0017
     Re: Registration Statement on Form S-8
Ladies and Gentlemen:
     We have acted as special counsel to Nextera Enterprises, Inc., a Delaware corporation (the “Company”) in connection with the registration by the Company of (i) 12,000,000 shares (the “1998 Plan Shares”) of Class A Common Stock, par value $0.001 per share (“Class A Common Stock”), issuable under the Company’s Amended and Restated 1998 Equity Participation Plan, as amended (the “1998 Plan”), (ii) 50,000 shares (the “Finerman Shares”) of Class A Common Stock, issuable under the Non-Qualified Stock Option Agreement, dated as of March 3, 2004, by and between the Company and Ralph Finerman (the “Finerman Non-Qualified Stock Option Agreement”), (iii) 50,000 shares (the “Fink Shares”) of Class A Common Stock, issuable under the Non-Qualified Stock Option Agreement, dated as of March 3, 2004, by and between the Company and Steven B. Fink (the “Fink Non-Qualified Stock Option Agreement”), (iv) 50,000 shares (the “Grinstein Shares”) of Class A Common Stock, issuable under the Non-Qualified Stock Option Agreement, dated as of March 3, 2004, by and between the Company and Keith D. Grinstein (the “Grinstein Non-Qualified Stock Option Agreement”), (v) 50,000 shares (the “Levine Shares”) of Class A Common Stock, issuable under the Non-Qualified Stock Option Agreement, dated as of March 3, 2004, by and between the Company and Alan B. Levine (the “Levine Non-Qualified Stock Option Agreement”), and (vi) 50,000 shares (the “Maron Shares” and, collectively with the 1998 Plan Shares, the Finerman Shares, the Fink Shares, the Grinstein Shares and the Levine Shares, the “Shares”) of Class A Common Stock, issuable under the Non-Qualified Stock Option Agreement, dated as of March 3, 2004, by and between the Company and Stanley E. Maron (the “Maron Non-Qualified Stock Option Agreement” and, collectively with the Finerman Non-Qualified Stock Option Agreement, the Fink Non-Qualified Stock Option Agreement, the Grinstein Non-Qualified Stock Option Agreement and the Levine
Non-Qualified Stock Option Agreement, the “Non-Qualified Stock Option Agreements”), pursuant to a registration statement on Form S–8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on June 26, 2006 (the “Registration Statement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as to the validity of the Shares.
     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.
     We are opining herein only as to General Corporation Law of the State of Delaware and we express no opinion with respect to any other laws.
     Subject to the foregoing, it is our opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate action of the Company, and, upon the issuance of and payment for the Shares in accordance with the terms set forth in the 1998 Plan and the
Non-Qualified Stock Option Agreements, as applicable, the Shares will be validly issued, fully paid and nonassessable.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP